Exhibit 99

SECTION 16 JOINT FILER INFORMATION

Name of "Reporting Persons":

Brentwood Associates IX, L.P.
Brentwood IX Ventures, LLC

Address:		11150 Santa Monica Boulevard, Suite 1200
			Los Angeles, CA 90025

Designated Filer:	Brentwood Associates IX, L.P.

Issuer and Ticker:	LoopNet, Inc. (LOOP)

Date of Event:	June 6, 2006


Brentwood IX Ventures, LLC ("Brentwood IX Ventures") may be deemed to share indirect beneficial ownership in the securities of LoopNet, Inc. ("LoopNet") held by Brentwood Associates IX, L.P. ("Brentwood Associates IX"), the beneficial owner of more than 10% of the common stock of LoopNet. Therefore, Brentwood IX Ventures acknowledges itself to be a Joint Filer with Brentwood Associates IX on any Forms 3, 4 and 5 filed by Brentwood Associates IX with the Securities and Exchange Commission with respect to LoopNet, Inc. The Reporting Persons have the following relationship: Brentwood IX Ventures is the general partner of Brentwood Associates IX and has sole voting and investment control over the shares owned by Brentwood Associates IX.

Brentwood IX Ventures disclaims beneficial ownership of shares of LoopNet, Inc. stock held by Brentwood Associates IX, except to the extent of its pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, Brentwood IX Ventures is the beneficial owner of all of the equity securities covered by this statement.

Brentwood IX Ventures hereby designates Brentwood Associates IX as its designated filer of Forms 3,4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder. Each Reporting Person hereby appoints Brent Stumme, Maria Valles and Darlene Rodriquez as its attorney in fact for the purpose of making reports relating to transaction in LoopNet Common Stock.


BRENTWOOD ASSOCIATES IX, L.P.

By:  Brentwood IX Ventures, LLC,
		Its General Partner

By: /s/ Jeffrey D. Brody
	Jeffrey D. Brody
Managing Member


BRENTWOOD IX VENTURES, LLC


By: /s/ Jeffrey D. Brody
Jeffrey D. Brody
Managing Member